EXHIBIT 10.37

FIRST AMENDMENT OF THE

SOUTHERN GRAPHIC SYSTEMS, INC. DEFERRED COMPENSATION PLAN

Effective as of June 1, 2008

1. The following new definitions are hereby added to the Plan in appropriate alphabetical order:

“1.1A ‘Award Date’ means February of the calendar year following the Award Year, except as may otherwise be designated in accordance with the provisions of the Incentive Compensation Plan.

1.1B ‘Award Year’ means the calendar year for which awards are made under the provisions of the Incentive Compensation Plan.”

2. Section 1.7 is amended to read as follows:

“1.7 ‘Credits’ means the aggregate of the Incentive Compensation Deferral Credits, Supplemental Matching Company Credits and Supplemental Salary Reduction Credits credited on a Participant’s behalf.”

3. Section 1.10 is amended to read as follows:

“1.10 ‘Eligible Employee’ means any ‘eligible employee’, as defined in the Savings Plan, or Employee who is eligible for participation in the Incentive Compensation Plan, in either case who receives regular remuneration in the form of Salary during a Year of Plan Participation of at least $125,000.”

4. The following new definitions are added in appropriate alphabetical order:

“1.13A ‘Incentive Compensation Deferral Credits’ means any amounts credited on a Participant’s behalf pursuant to Section 3.2.

1.13B ‘Incentive Compensation Plan’ means the SGS International, Inc. Management Incentive Compensation Plan.”

5. Section 1.23 is amended to read as follows:

“‘Separation from Service’ means the termination of a Participant’s employment relationship with the Employer or any corporation or entity that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with the

Company, a trade or business under common control (as defined in Section 414(c) of the Code) with the Company, a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company or an entity required to be aggregated with the Company pursuant to Section 414(o) of the Code so as to constitute a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code.”

6. Section 2.1(a) is amended by adding the words “with respect to Supplemental Salary Reduction Credits” immediately following the word “Participant”.

7. Section 2.1(b) is deleted and replaced with the following subsections:

“(b) An Eligible Employee shall become a participant with respect to Incentive Compensation Deferral Credits described in the first paragraph of Section 3.2 by completing an election on the Appropriate Form no later than June 30 preceding an Award Date. Any such election shall apply only to awards for the Award Year with respect to which that Award Date occurs. An Eligible Employee shall become a participant with respect to Incentive Compensation Deferral Credits described in the second paragraph of Section 3.2 by completing an election on the Appropriate Form within 30 days from the first day on which an Employee becomes an Eligible Employee.

(c) Any election not made within the time limits described in (a) or (b) above shall only be effective with respect to (i) Salary commencing or ‘guaranteed bonus’ payments (as described in Section 3.2) made in the Plan Year subsequent to that in which the election is made or (ii) awards for the next succeeding Award Year, whichever is applicable, in accordance with uniform procedures established by the Plan Administrator.”

8. The heading of Article III is amended by adding the word “Deferral” immediately preceding the word “Credits”.

9. Section 3.1 is amended so that the words “Section 2.1(a) or (b)” shall read “Section 2.1(a) or (c)” and so that the words “Section 2.1(a) and (b)” shall read “Section 2.1(a) and (c)”.

10. The following new section is added immediately following Section 3.1:

“3.2 Incentive Compensation Deferral Credits

An amount shall be deemed to be credited on behalf of an Eligible Employee as Incentive Compensation Deferral Credits equal to the dollar amount that the Eligible Employee has elected to defer under the Incentive Compensation Plan up to 100%, in 10% increments, of an award under the Incentive Compensation Plan for the applicable Award Year. Such Incentive Compensation Deferral Credits shall be credited on the applicable Award Date, subject to the provisions of Section 2.1(b) and (c).

An amount shall also be deemed to be credited on behalf of an Eligible Employee as Incentive Compensation Deferral Credits equal to the dollar amount that the Eligible Employee is authorized to and has elected to defer as a ‘guaranteed bonus’ for a participant in the Incentive Compensation Plan, as determined by the Company. Such Incentive Compensation Deferral Credits shall be credited on the date on which the ‘guaranteed bonus’ is paid, subject to the provisions of Section 2.1(b) and (c).”

11. Section 5.2 is amended by adding the words “, Incentive Compensation Deferral Credits” immediately following the words “Reduction Credits” and by adding the words “or deferral” immediately preceding the word “election”.

12. The following new section is added immediately following Section 5.4:

“5.5 Alternative Crediting of Earnings

Notwithstanding the foregoing provisions of this Article V, in accordance with uniform procedures established by the Plan Administrator, the hypothetical crediting of Earnings with respect to Incentive Compensation Deferral Credits may be governed by a fixed rate of investment return determined by the Plan Administrator rather than the Investment Options.”

13. Section 6.3(b) is amended so that the words “Section 2.1(a) or (b)” shall read “Section 2.1”, in each instance in which they occur.

14. The following sentence is added as the penultimate sentence of Section 8.1:

“Any such grantor trust shall be established with respect to Supplemental Salary Reduction Credits and Supplemental Matching Company Credits only.”